NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports First Quarter 2021 Net Income Available to Common Equity of $89 million, or $0.58 Per Common Share.
GREEN BAY, Wis. -- April 22, 2021 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $89 million, or $0.58 per common share, for the quarter ended March 31, 2021. These amounts compare to earnings of $62 million, or $0.40 per common share for the quarter ended December 31, 2020 and earnings of $42 million, or $0.27 per common share for the quarter ended March 31, 2020.

“Driven by strong credit dynamics and the benefit of the ongoing mortgage refinance wave, we’ve delivered one of our strongest quarters ever,” said President and CEO Philip B. Flynn. “The improving credit outlook, complemented by strong fee income trends and record deposit activity drove this quarter’s earnings. The recovery has proven much stronger than we anticipated and we are optimistic about the growth we expect to come later this year. With customer activity at record levels, we are leveraging our digital capabilities and investing in our teams to meet the expanding needs of our customers across our footprint.”

First Quarter 2021 Highlights (all comparisons to the first quarter of 2020)
•Average loans of $24.5 billion were up 5%, or $1.2 billion
•Average deposits of $26.8 billion were up 10%, or $2.5 billion
•Noninterest expense of $175 million decreased 9%, or $17 million
•Noninterest income of $95 million decreased 3%, or $3 million
•Net interest income of $176 million decreased 13%, or $27 million
•Net negative provision for credit losses of $23 million, down $76 million
•Net income available to common equity of $89 million increased 112%, or $47 million
•Earnings per common share of $0.58 increased 115%, or $0.31 per common share
•Tangible book value per share was $16.95, up 16% from $14.64
•Facilitated $293 million of new PPP loans for over 4,100 customers

Loans
First quarter 2021 average loans of $24.5 billion were up 5%, or $1.2 billion from the same period last year and were down 1%, or $218 million from the fourth quarter 2020. With respect to first quarter 2021 average balances by loan category:
•Commercial and business lending decreased $100 million from the prior quarter, driven by PPP forgiveness, and increased $964 million compared to the same period last year to $9.3 billion.
•Commercial real estate lending increased $14 million from the prior quarter and $842 million from the same period last year to $6.2 billion.
•Consumer lending was $8.9 billion, down $132 million from the prior quarter and down $651 million from the same period last year.

First quarter 2021 period-end loans of $24.2 billion were down 1%, or $203 million from the same period last year and 1%, or $289 million from the fourth quarter 2020. With respect to first quarter 2021 period-end balances by loan category:
•Commercial and business lending increased $14 million from the prior quarter and decreased $74 million from the same period last year to $9.4 billion.
•Commercial real estate lending decreased $40 million from the prior quarter and increased $560 million from the same period last year to $6.1 billion.
•Consumer lending was $8.6 billion, down $264 million from the prior quarter and $689 million from the same period last year.

We continue to expect full-year commercial loan growth of 2% to 4% in 2021, driven by an expected 4% to 6% increase in CRE balances and an expected 1% to 2% increase in C&BL outstandings, excluding PPP.

Deposits
First quarter 2021 average deposits of $26.8 billion were up 10%, or $2.5 billion from the same period last year and $66 million compared to the fourth quarter 2020. With respect to first quarter 2021 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $10 million from the prior quarter and increased $2.2 billion from the same period last year to $7.7 billion.
•Savings increased $182 million from the prior quarter and $941 million from the same period last year to $3.8 billion.
•Interest-bearing demand deposits decreased $27 million from the prior quarter and increased $406 million from the same period last year to $5.7 billion.
•Money market deposits increased $336 million from the prior quarter and $337 million from the same period last year to $6.9 billion.
•Network transaction deposits decreased $186 million from the prior quarter and $354 million from the same period last year to $1.1 billion.
•Time deposits decreased $230 million from the prior quarter and $978 million from the same period last year to $1.7 billion.

First quarter 2021 period-end deposits of $27.7 billion were up 8%, or $2 billion from the same period last year and 5%, or $1.2 billion compared to the fourth quarter 2020. Low-cost core deposits (interest-bearing demand, noninterest-bearing demand and savings) made up 65% of deposit balances as of March 31, 2021. With respect to first quarter 2021 period-end balances by deposit category:
•Noninterest-bearing demand deposits increased $834 million from the prior quarter and $2.4 billion from the same period last year to $8.5 billion.
•Savings increased $383 million from the prior quarter and $1 billion from the same period last year to $4.0 billion.
•Interest-bearing demand deposits decreased $343 million from the prior quarter and $422 million from the same period last year to $5.7 billion.
•Money market deposits increased $516 million from the prior quarter and increased $121 million from the same period last year to $7.8 billion.
•Time deposits decreased $196 million from the prior quarter and $1 billion from the same period last year to $1.6 billion.
•Network transaction deposits (included in money market and interest-bearing deposits) decreased $142 million from the prior quarter and $677 million from the same period last year to $1.1 billion.

Net Interest Income and Net Interest Margin
First quarter 2021 net interest income of $176 million was down 6%, or $12 million from the prior quarter and the net interest margin decreased 10 basis points from the prior quarter to 2.39%. Compared to the same period last year, net interest income decreased 13%, or $27 million, and the net interest margin decreased 45 basis points.
•The average yield on total earning assets for the first quarter of 2021 decreased 13 basis points from the prior quarter and decreased 100 basis points from the same period last year to 2.67%.
•The average cost of total interest-bearing liabilities for the first quarter of 2021 decreased 3 basis points from the prior quarter and decreased 66 basis points from the same period last year to 0.40%.
•The net free funds benefit for the first quarter of 2021 was flat to the prior quarter and compressed 11 basis points compared to the same period last year.

We expect the full year’s margin to be approximately 2.45% to 2.55% in 2021.

Noninterest Income
First quarter 2021 total noninterest income of $95 million increased $10 million from the prior quarter and decreased by only $3 million from the same period last year, despite the loss of $23 million of Associated Benefits & Risk Consulting-related income.
With respect to first quarter 2021 noninterest income line items:
•Gain on previously disclosed sale of Whitnell & Co. was $2 million.
•Gains on previously disclosed sale of branches were $1 million.
•Mortgage Banking, net was $24 million for the first quarter, up $9 million from the previous quarter and up $18 million from the same period last year, driven by continued refinancing volumes and mortgage servicing rights recoveries.

We expect noninterest income of $310 million to $330 million in 2021.

Noninterest Expense
First quarter 2021 total noninterest expense of $175 million increased $2 million from the prior quarter and decreased $17 million compared to the same period last year.
With respect to first quarter 2021 noninterest expense line items:
•Personnel expense increased $6 million from the prior quarter, primarily driven by increased compensation, incentives and mortgage commissions, and decreased $10 million from the same period last year, primarily driven by reduced staffing as a result of corporate restructurings in third quarter 2020 and the sale of ABRC.
•Other expense decreased $2 million from the prior quarter and $4 million from the same period last year.
We expect 2021 noninterest expense to be approximately $690 million to $695 million.

Taxes
The first quarter 2021 tax expense was $25 million compared to $17 million of tax expense in the prior quarter and $10 million of tax expense in the same period last year. The effective tax rate for first quarter 2021 was 20.7% compared to an effective tax rate of 20.1% in the prior quarter and an effective tax rate of 18.2% in the same period last year.

We expect the annual 2021 tax rate to be between 19% to 21%, assuming no change in the corporate tax rate.

Credit
The first quarter 2021 provision for credit losses was negative $23 million, down from provision of $17 million in the prior quarter and provision of $53 million in the same period last year.
With respect to first quarter 2021 credit quality:
•Potential problem loans of $264 million were down $17 million, or 6%, from the prior quarter and up $31 million, or 13%, from the same period last year.
•Nonaccrual loans of $163 million were down $48 million, or 23%, from the prior quarter and up $27 million, or 19% from the same period last year. The nonaccrual loans to total loans ratio was 0.68% in the first quarter, down from 0.86% in the prior quarter and up from 0.56% in the same period last year.
•Net charge offs of $5 million were down $23 million, or 83%, from the prior quarter and down $12 million, or 72%, from the same period last year.
•The allowance for credit losses on loans (ACLL) of $404 million was down $28 million from the prior quarter and up $10 million compared to the same period last year. The ACLL to total loans ratio was 1.67% in the first quarter, down from 1.76% in the prior quarter and up from 1.62% in the same period last year.

We expect our full year 2021 provision to be nominal.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.8% at March 31, 2021. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FIRST QUARTER 2021 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, April 22, 2021. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp first quarter 2021 earnings call. The first quarter 2021 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $35 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 220 banking locations serving more than 120 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” "guidance," or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	March 31, 2021	December 31, 2020	Seql Qtr $ Change	September 30, 2020	June 30, 2020	March 31, 2020	Comp Qtr $ Change
Assets
Cash and due from banks	$356,285	$416,154	$(59,869)	$401,151	$443,500	$480,337	$(124,052)
Interest-bearing deposits in other financial institutions	1,590,494	298,759	1,291,735	712,416	1,569,006	176,440	1,414,054
Federal funds sold and securities purchased under agreements to resell	—	1,135	(1,135)	95	185	22,455	(22,455)
Investment securities available for sale, at fair value	3,356,949	3,085,441	271,508	3,258,360	3,149,773	2,928,787	428,162
Investment securities held to maturity, net, at amortized cost	1,857,087	1,878,938	(21,851)	1,990,870	2,077,225	2,149,373	(292,286)
Equity securities	15,673	15,106	567	15,090	15,091	15,063	610
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	168,281	168,280	1	168,280	206,281	222,922	(54,641)
Residential loans held for sale	153,151	129,158	23,993	130,139	196,673	366,330	(213,179)
Commercial loans held for sale	—	—	—	19,360	3,565	—	—
Loans	24,162,328	24,451,724	(289,396)	25,003,753	24,832,671	24,365,633	(203,305)
Allowance for loan losses	(352,938)	(383,702)	30,764	(384,711)	(363,803)	(337,793)	(15,145)
Loans, net	23,809,389	24,068,022	(258,633)	24,619,041	24,468,868	24,027,841	(218,452)
Tax credit and other investments	303,701	297,232	6,469	314,066	303,132	315,909	(12,208)
Premises and equipment, net	398,671	418,914	(20,243)	422,222	434,042	438,469	(39,798)
Bank and corporate owned life insurance	680,831	679,647	1,184	679,257	676,196	674,026	6,805
Goodwill	1,104,992	1,109,300	(4,308)	1,107,902	1,107,902	1,191,388	(86,396)
Other intangible assets, net	64,701	68,254	(3,553)	70,507	72,759	92,723	(28,022)
Mortgage servicing rights, net	49,500	41,961	7,539	45,261	49,403	58,289	(8,789)
Interest receivable	86,466	90,263	(3,797)	91,612	87,097	92,377	(5,911)
Other assets	579,084	653,219	(74,135)	653,117	640,765	655,328	(76,244)
Total assets	$34,575,255	$33,419,783	$1,155,472	$34,698,746	$35,501,464	$33,908,056	$667,199
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$8,496,194	$7,661,728	$834,466	$7,489,048	$7,573,942	$6,107,386	$2,388,808
Interest-bearing deposits	19,180,972	18,820,753	360,219	19,223,500	18,977,502	19,554,194	(373,222)
Total deposits	27,677,166	26,482,481	1,194,685	26,712,547	26,551,444	25,661,580	2,015,586
Federal funds purchased and securities sold under agreements to repurchase	138,507	192,971	(54,464)	155,329	142,293	133,007	5,500
Commercial paper	51,171	59,346	(8,175)	50,987	39,535	33,647	17,524
PPPLF	—	—	—	1,022,217	1,009,760	—	—
FHLB advances	1,629,966	1,632,723	(2,757)	1,706,763	2,657,016	3,214,194	(1,584,228)
Other long-term funding	549,729	549,465	264	549,201	548,937	549,644	85
Allowance for unfunded commitments	50,776	47,776	3,000	57,276	64,776	56,276	(5,500)
Accrued expenses and other liabilities	350,160	364,088	(13,928)	398,991	463,245	469,236	(119,076)
Total liabilities	30,447,474	29,328,850	1,118,624	30,653,313	31,477,007	30,117,584	329,890
Stockholders’ equity
Preferred equity	353,512	353,512	—	353,637	353,846	256,716	96,796
Common equity	3,774,268	3,737,421	36,847	3,691,796	3,670,612	3,533,755	240,513
Total stockholders’ equity	4,127,780	4,090,933	36,847	4,045,433	4,024,457	3,790,471	337,309
Total liabilities and stockholders’ equity	$34,575,255	$33,419,783	$1,155,472	$34,698,746	$35,501,464	$33,908,056	$667,199
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	1Q21	4Q20	$ Change	% Change	3Q20	2Q20	1Q20	$ Change	% Change
Interest income
Interest and fees on loans	$174,049	$185,934	$(11,885)	(6)%	$182,625	$191,895	$224,786	$(50,737)	(23)%
Interest and dividends on investment securities
Taxable	7,014	9,746	(2,732)	(28)%	13,689	16,103	20,272	(13,258)	(65)%
Tax-exempt	14,162	14,296	(134)	(1)%	14,523	14,616	14,882	(720)	(5)%
Other interest	1,694	1,699	(5)	—%	2,238	2,231	3,304	(1,610)	(49)%
Total interest income	196,920	211,675	(14,755)	(7)%	213,075	224,845	263,244	(66,324)	(25)%
Interest expense
Interest on deposits	5,909	7,762	(1,853)	(24)%	10,033	13,178	36,666	(30,757)	(84)%
Interest on federal funds purchased and securities sold under agreements to repurchase	26	32	(6)	(19)%	34	51	368	(342)	(93)%
Interest on other short-term funding	6	5	1	20%	5	5	36	(30)	(83)%
Interest on PPPLF	—	410	(410)	(100)%	899	676	—	—	N/M
Interest on FHLB Advances	9,493	9,888	(395)	(4)%	14,375	15,470	17,626	(8,133)	(46)%
Interest on long-term funding	5,585	5,585	—	—%	5,580	5,593	5,607	(22)	—%
Total interest expense	21,018	23,682	(2,664)	(11)%	30,925	34,973	60,303	(39,285)	(65)%
Net interest income	175,902	187,993	(12,091)	(6)%	182,150	189,872	202,942	(27,040)	(13)%
Provision for credit losses	(23,004)	16,997	(40,001)	N/M	43,009	61,000	53,001	(76,005)	N/M
Net interest income after provision for credit losses	198,906	170,996	27,910	16%	139,141	128,872	149,941	48,965	33%
Noninterest income
Wealth management fees	22,414	22,073	341	2%	21,152	20,916	20,816	1,598	8%
Service charges and deposit account fees	14,855	15,318	(463)	(3)%	14,283	11,484	15,222	(367)	(2)%
Card-based fees	9,743	9,848	(105)	(1)%	10,195	8,893	9,597	146	2%
Other fee-based revenue	4,596	4,998	(402)	(8)%	4,968	4,774	4,497	99	2%
Capital markets, net	8,118	5,898	2,220	38%	7,222	6,910	7,935	183	2%
Mortgage banking, net	23,925	14,537	9,388	65%	12,636	12,263	6,143	17,782	N/M
Bank and corporate owned life insurance	2,702	3,978	(1,276)	(32)%	3,074	3,625	3,094	(392)	(13)%
Insurance commissions and fees	76	92	(16)	(17)%	114	22,430	22,608	(22,532)	(100)%
Asset gains (losses), net	4,809	(1,356)	6,165	N/M	(339)	157,361	(77)	4,886	N/M
Investment securities gains (losses), net	(39)	—	(39)	N/M	7	3,096	6,118	(6,157)	N/M
Gains on sale of branches, net(a)	1,002	7,449	(6,447)	(87)%	—	—	—	1,002	N/M
Other	3,141	2,879	262	9%	2,232	2,737	2,352	789	34%
Total noninterest income	95,343	85,714	9,629	11%	75,545	254,490	98,306	(2,963)	(3)%
Noninterest expense
Personnel	104,026	98,033	5,993	6%	108,567	111,350	114,200	(10,174)	(9)%
Technology	20,740	19,574	1,166	6%	19,666	21,174	20,799	(59)	—%
Occupancy	16,156	15,678	478	3%	17,854	14,464	16,069	87	1%
Business development and advertising	4,395	5,421	(1,026)	(19)%	3,626	3,556	5,826	(1,431)	(25)%
Equipment	5,518	5,555	(37)	(1)%	5,399	5,312	5,439	79	1%
Legal and professional	6,530	5,737	793	14%	5,591	5,058	5,160	1,370	27%
Loan and foreclosure costs	2,220	3,758	(1,538)	(41)%	2,118	3,605	3,120	(900)	(29)%
FDIC assessment	4,750	5,700	(950)	(17)%	3,900	5,250	5,500	(750)	(14)%
Other intangible amortization	2,236	2,253	(17)	(1)%	2,253	2,872	2,814	(578)	(21)%
Loss on prepayments of FHLB advances	—	—	—	N/M	44,650	—	—	—	N/M
Other	8,775	11,141	(2,366)	(21)%	13,963	10,766	13,263	(4,488)	(34)%
Total noninterest expense	175,347	172,850	2,497	1%	227,587	183,407	192,191	(16,844)	(9)%
Income (loss) before income taxes	118,903	83,860	35,043	42%	(12,900)	199,955	56,056	62,847	112%
Income tax expense (benefit)	24,602	16,858	7,744	46%	(58,114)	51,238	10,219	14,383	141%
Net income	94,301	67,002	27,299	41%	45,214	148,718	45,838	48,463	106%
Preferred stock dividends	5,207	5,207	—	—%	5,207	4,144	3,801	1,406	37%
Net income available to common equity	$89,094	$61,795	$27,299	44%	$40,007	$144,573	$42,037	$47,057	112%
Earnings per common share
Basic	$0.58	$0.40	$0.18	45%	$0.26	$0.94	$0.27	$0.31	115%
Diluted	$0.58	$0.40	$0.18	45%	$0.26	$0.94	$0.27	$0.31	115%
Average common shares outstanding
Basic	152,355	152,497	(142)	—%	152,440	152,393	154,701	(2,346)	(2)%
Diluted	153,688	153,262	426	—%	153,194	153,150	155,619	(1,931)	(1)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Includes the deposit premium on the sale of branches net of miscellaneous costs to sell

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data and COVID-19 loan forbearances; shares repurchased and outstanding in thousands)	1Q21	4Q20	3Q20	2Q20	1Q20
Per common share data
Dividends	$0.18	$0.18	$0.18	$0.18	$0.18
Market value:
High	23.14	17.17	14.25	17.03	21.94
Low	17.20	12.68	11.86	11.48	10.85
Close	21.34	17.05	12.62	13.68	12.79
Book value	24.56	24.34	24.04	23.89	22.99
Tangible book value / share	16.95	16.67	16.37	16.21	14.64
Performance ratios (annualized)
Return on average assets	1.14%	0.78%	0.51%	1.72%	0.57%
Noninterest expense / average assets	2.11%	2.02%	2.55%	2.12%	2.37%
Effective tax rate	20.69%	20.10%	N/M	25.62%	18.23%
Dividend payout ratio(a)	31.03%	45.00%	69.23%	19.15%	66.67%
Net interest margin	2.39%	2.49%	2.31%	2.49%	2.84%
Selected trend information
Average full time equivalent employees(b)	4,020	4,134	4,374	4,701	4,631
Branch count	227	228	249	249	249
Assets under management, at market value(c)	$12,553	$13,314	$12,195	$11,755	$10,454
Mortgage loans originated for sale during period	$413	$323	$458	$550	$310
Mortgage loan settlements during period	$400	$339	$599	$725	$297
Mortgage portfolio loans transferred to held for sale during period	$—	$—	$70	$—	$200
Mortgage portfolio serviced for others	$7,313	$7,744	$8,219	$8,454	$8,549
Mortgage servicing rights, net / mortgage portfolio serviced for others	0.68%	0.54%	0.55%	0.58%	0.68%
Shares repurchased during period(d)	966	—	—	—	4,264
Shares outstanding, end of period	153,685	153,540	153,552	153,616	153,690
Paycheck Protection Program fees, net
Deferred fees, beginning of period	$12	$21	$24	$—	N/A
Fees received	12	—	1	27	N/A
Fees recognized	(7)	(9)	(4)	(3)	N/A
Deferred fees, end of period	$18	$12	$21	$24	N/A
COVID-19 impacted loans in forbearances ($ in thousands)
Commercial and industrial	$1,126	$5,640	$19,414	$45,415	$345
Commercial real estate—owner occupied	4,395	6,737	42,121	142,293	—
Commercial and business lending	5,521	12,377	61,535	187,708	345
Commercial real estate—investor	12,115	18,345	246,833	643,168	595
Real estate construction	—	22	2,009	32,214	—
Commercial real estate lending	12,115	18,368	248,842	675,382	595
Total commercial	17,636	30,744	310,377	863,090	940
Residential mortgage	18,696	45,851	364,593	692,307	428
Home equity	850	1,762	10,068	30,554	—
Other consumer	179	222	1,132	2,060	—
Total consumer	19,724	47,835	375,794	724,921	428
Total COVID-19 impacted loans in forbearance	$37,360	$78,579	$686,171	$1,588,011	$1,368
Selected quarterly ratios
Loans / deposits	87.30%	92.33%	93.60%	93.53%	94.95%
Stockholders’ equity / assets	11.94%	12.24%	11.66%	11.34%	11.18%
Risk-based capital(e)(f)
Total risk-weighted assets	$25,640	$25,903	$26,142	$25,864	$25,866
Common equity Tier 1	$2,759	$2,706	$2,672	$2,651	$2,421
Common equity Tier 1 capital ratio	10.76%	10.45%	10.22%	10.25%	9.36%
Tier 1 capital ratio	12.14%	11.81%	11.57%	11.62%	10.35%
Total capital ratio	14.36%	14.02%	13.78%	13.83%	12.56%
Tier 1 leverage ratio	9.53%	9.37%	9.02%	9.08%	8.50%
Mortgage banking, net
Mortgage servicing fees, net(g)	$(1)	$(1)	$(1)	$(1)	$2
Gains (losses) and fair value adjustments on loans held for sale	15	15	15	21	10
Fair value adjustment on portfolio loans transferred to held for sale	—	—	1	—	3
Mortgage servicing rights (impairment) recovery	11	1	(1)	(8)	(9)
Mortgage banking, net	$24	$15	$13	$12	$6
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)Does not include repurchases related to tax withholding on equity compensation.
(e)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(f)March 31, 2021 data is estimated.
(g)Includes mortgage origination and servicing fees, net of mortgage servicing rights amortization.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Mar 31, 2021	Dec 31, 2020	Seql Qtr % Change	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$383,702	$384,711	—%	$363,803	$337,793	$201,371	91%
Cumulative effect of ASU 2016-13 adoption (CECL)	N/A	N/A		N/A	N/A	112,457
January 1, 2020	N/A	N/A		N/A	N/A	313,828
Provision for loan losses	(26,000)	26,500	N/M	50,500	52,500	37,500	N/M
Allowance for PCD loans for bank acquisition	N/A	N/A		N/A	N/A	3,504
Charge offs	(13,174)	(30,315)	(57)%	(34,079)	(28,351)	(19,308)	(32)%
Recoveries	8,410	2,805	N/M	4,488	1,861	2,268	N/M
Net charge offs	(4,764)	(27,510)	(83)%	(29,592)	(26,490)	(17,040)	(72)%
Balance at end of period	$352,938	$383,702	(8)%	$384,711	$363,803	$337,793	4%
Allowance for unfunded commitments
Balance at beginning of period	$47,776	$57,276	(17)%	$64,776	$56,276	$21,907	118%
Cumulative effect of ASU 2016-13 adoption (CECL)	N/A	N/A		N/A	N/A	18,690
January 1, 2020	N/A	N/A		N/A	N/A	40,597
Provision for unfunded commitments	3,000	(9,500)	N/M	(7,500)	8,500	15,500	(81)%
Amount recorded at acquisition	—	—	N/M	—	—	179	(100)%
Balance at end of period	$50,776	$47,776	6%	$57,276	$64,776	$56,276	(10)%
Allowance for credit losses on loans (ACLL)	$403,714	$431,478	(6)%	$441,988	$428,579	$394,069	2%
Provision for credit losses on loans	$(23,000)	$17,000	N/M	$43,000	$61,000	$53,000	N/M
($ in thousands)	Mar 31, 2021	Dec 31, 2020	Seql Qtr % Change	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Comp Qtr % Change
Net (charge offs) recoveries
PPP Loans	$—	$—	N/M	$—	$—	$—	N/M
Commercial and industrial	1,367	(8,514)	N/M	(24,834)	(24,919)	(15,049)	N/M
Commercial real estate—owner occupied	4	143	(97)%	(416)	1	—	N/M
Commercial and business lending	1,370	(8,371)	N/M	(25,249)	(24,919)	(15,048)	N/M
Commercial real estate—investor	(5,886)	(18,696)	(69)%	(3,609)	28	—	N/M
Real estate construction	29	43	(33)%	(21)	(3)	11	164%
Commercial real estate lending	(5,857)	(18,653)	(69)%	(3,630)	25	11	N/M
Total commercial	(4,487)	(27,024)	(83)%	(28,879)	(24,893)	(15,037)	(70)%
Residential mortgage	(109)	(162)	(33)%	(79)	(215)	(912)	(88)%
Home equity	344	335	3%	156	(303)	71	N/M
Other consumer	(511)	(659)	(22)%	(790)	(1,078)	(1,162)	(56)%
Total consumer	(277)	(486)	(43)%	(712)	(1,596)	(2,003)	(86)%
Total net (charge offs) recoveries	$(4,764)	$(27,510)	(83)%	$(29,592)	$(26,490)	$(17,040)	(72)%

(In basis points)	Mar 31, 2021	Dec 31, 2020		Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Net charge offs to average loans (annualized)
PPP Loans	—	—		—	—	—
Commercial and industrial	7	(45)		(126)	(121)	(81)
Commercial real estate—owner occupied	—	6		(18)	—	—
Commercial and business lending	6	(35)		(103)	(100)	(72)
Commercial real estate—investor	(55)	(173)		(34)	—	—
Real estate construction	1	1		—	—	—
Commercial real estate lending	(38)	(121)		(24)	—	—
Total commercial	(12)	(69)		(73)	(64)	(44)
Residential mortgage	(1)	(1)		—	(1)	(4)
Home equity	21	18		8	(15)	3
Other consumer	(68)	(83)		(98)	(128)	(134)
Total consumer	(1)	(2)		(3)	(7)	(8)
Total net charge offs	(8)	(44)		(47)	(42)	(29)

($ in thousands)	Mar 31, 2021	Dec 31, 2020	Seql Qtr % Change	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$163,292	$210,854	(23)%	$231,590	$171,607	$136,717	19%
Other real estate owned (OREO)	24,588	14,269	72%	18,983	20,264	22,530	9%
Other nonperforming assets	—	—	N/M	909	909	6,004	(100)%
Total nonperforming assets	$187,880	$225,123	(17)%	$251,481	$192,780	$165,251	14%

Loans 90 or more days past due and still accruing	$1,675	$1,598	5%	$1,854	$1,466	$2,255	(26)%
Allowance for credit losses on loans to total loans	1.67%	1.76%		1.77%	1.73%	1.62%
Allowance for credit losses on loans to nonaccrual loans	247.23%	204.63%		190.85%	249.74%	288.24%
Nonaccrual loans to total loans	0.68%	0.86%		0.93%	0.69%	0.56%
Nonperforming assets to total loans plus OREO	0.78%	0.92%		1.01%	0.78%	0.68%
Nonperforming assets to total assets	0.54%	0.67%		0.72%	0.54%	0.49%
Year-to-date net charge offs to year-to-date average loans (annualized)	0.08%	0.41%		0.40%	0.36%	0.29%
N/M = Not meaningful
N/A = Not applicable

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Mar 31, 2021	Dec 31, 2020	Seql Qtr % Change	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$33,192	$61,859	(46)%	$105,899	$80,239	$58,854	(44)%
Commercial real estate—owner occupied	7	1,058	(99)%	2,043	1,932	1,838	(100)%
Commercial and business lending	33,200	62,917	(47)%	107,941	82,171	60,692	(45)%
Commercial real estate—investor	58,485	78,220	(25)%	50,458	11,172	1,091	N/M
Real estate construction	327	353	(7)%	392	503	486	(33)%
Commercial real estate lending	58,813	78,573	(25)%	50,850	11,675	1,577	N/M
Total commercial	92,012	141,490	(35)%	158,792	93,846	62,269	48%
Residential mortgage	61,256	59,337	3%	62,331	66,656	64,855	(6)%
Home equity	9,792	9,888	(1)%	10,277	10,829	9,378	4%
Other consumer	231	140	65%	190	276	215	7%
Total consumer	71,280	69,364	3%	72,798	77,761	74,448	(4)%
Total nonaccrual loans	$163,292	$210,854	(23)%	$231,590	$171,607	$136,717	19%

	Mar 31, 2021	Dec 31, 2020	Seql Qtr % Change	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Comp Qtr % Change
Restructured loans (accruing)(a)
Commercial and industrial	$11,985	$12,713	(6)%	$16,002	$16,321	$16,056	(25)%
Commercial real estate—owner occupied	1,488	1,711	(13)%	1,389	1,441	2,091	(29)%
Commercial and business lending	13,473	14,424	(7)%	17,391	17,762	18,146	(26)%
Commercial real estate—investor	13,627	26,435	(48)%	635	114	281	N/M
Real estate construction	256	260	(2)%	382	313	339	(24)%
Commercial real estate lending	13,884	26,695	(48)%	1,016	427	620	N/M
Total commercial	27,356	41,119	(33)%	18,407	18,189	18,767	46%
Residential mortgage	10,462	7,825	34%	5,378	4,178	4,654	125%
Home equity	1,929	1,957	(1)%	1,889	1,717	1,719	12%
Other consumer	1,073	1,191	(10)%	1,218	1,219	1,245	(14)%
Total consumer	13,464	10,973	23%	8,485	7,114	7,618	77%
Total restructured loans (accruing)	$40,820	$52,092	(22)%	$26,891	$25,303	$26,384	55%
Nonaccrual restructured loans (included in nonaccrual loans)	$17,624	$20,190	(13)%	$23,844	$25,362	$24,204	(27)%
	Mar 31, 2021	Dec 31, 2020	Seql Qtr % Change	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$526	$6,119	(91)%	$298	$716	$976	(46)%
Commercial real estate—owner occupied	—	373	(100)%	870	199	51	(100)%
Commercial and business lending	526	6,492	(92)%	1,167	916	1,027	(49)%
Commercial real estate—investor	5,999	12,793	(53)%	409	13,874	14,462	(59)%
Real estate construction	977	991	(1)%	111	385	179	N/M
Commercial real estate lending	6,976	13,784	(49)%	520	14,260	14,641	(52)%
Total commercial	7,502	20,276	(63)%	1,687	15,175	15,668	(52)%
Residential mortgage	3,973	10,385	(62)%	6,185	3,023	10,102	(61)%
Home equity	2,352	4,802	(51)%	5,609	3,108	7,001	(66)%
Other consumer	1,270	1,599	(21)%	1,351	1,482	1,777	(29)%
Total consumer	7,594	16,786	(55)%	13,144	7,613	18,879	(60)%
Total accruing loans 30-89 days past due	$15,097	$37,062	(59)%	$14,831	$22,788	$34,547	(56)%

	Mar 31, 2021	Dec 31, 2020	Seql Qtr % Change	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Comp Qtr % Change
Potential Problem Loans
PPP Loans(b)	$22,398	$18,002	24%	$19,161	$19,161	$—	N/M
Commercial and industrial	122,143	121,487	1%	144,159	176,270	149,747	(18)%
Commercial real estate—owner occupied	15,965	26,179	(39)%	22,808	15,919	15,802	1%
Commercial and business lending	160,506	165,668	(3)%	186,129	211,350	165,550	(3)%
Commercial real estate—investor	85,752	91,396	(6)%	100,459	88,237	61,030	41%
Real estate construction	13,977	19,046	(27)%	2,178	2,170	1,753	N/M
Commercial real estate lending	99,728	110,442	(10)%	102,637	90,407	62,783	59%
Total commercial	260,234	276,111	(6)%	288,766	301,758	228,333	14%
Residential mortgage	2,524	3,749	(33)%	2,396	3,157	3,322	(24)%
Home equity	1,729	2,068	(16)%	1,632	1,921	2,238	(23)%
Total consumer	4,254	5,817	(27)%	4,028	5,078	5,559	(23)%
Total potential problem loans	$264,488	$281,928	(6)%	$292,794	$306,836	$233,892	13%
N/M = Not meaningful
N/A = Not applicable
Numbers may not sum due to rounding.
(a) Does not include any restructured loans related to the COVID-19 pandemic in accordance with Section 4013 of the CARES Act
(b) The Corporation's policy is to assign risk ratings at the borrower level. PPP loans are 100% guaranteed by the SBA and therefore the Corporation considers these loans to have a risk profile similar to pass rated loans.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$806,699	$8,900	4.47%	$929,859	$10,854	4.64%	$—	$—	—%
Commercial and business lending (excl PPP loans)	8,537,301	54,091	2.57%	8,513,750	57,473	2.69%	8,380,113	80,217	3.85%
Commercial real estate lending	6,171,202	44,315	2.91%	6,157,622	44,636	2.88%	5,329,568	57,499	4.34%
Total commercial	15,515,202	107,307	2.80%	15,601,230	112,963	2.88%	13,709,681	137,716	4.04%
Residential mortgage	7,962,691	55,504	2.79%	8,029,585	60,292	3.00%	8,404,351	69,961	3.33%
Retail	985,456	11,630	4.75%	1,051,022	13,035	4.95%	1,194,586	17,473	5.86%
Total loans	24,463,349	174,442	2.88%	24,681,837	186,290	3.01%	23,308,618	225,149	3.88%
Investment securities
Taxable	2,976,469	7,014	0.94%	3,155,508	9,746	1.24%	3,460,224	20,272	2.34%
Tax-exempt(a)	1,900,346	17,844	3.76%	1,909,512	17,870	3.74%	1,974,247	18,603	3.77%
Other short-term investments	991,844	1,694	0.69%	985,091	1,699	0.69%	473,604	3,304	2.81%
Investments and other	5,868,659	26,553	1.81%	6,050,111	29,315	1.94%	5,908,075	42,179	2.86%
Total earning assets	30,332,008	$200,994	2.67%	30,731,948	$215,605	2.80%	29,216,693	$267,329	3.67%
Other assets, net	3,352,135			3,343,844			3,360,311
Total assets	$33,684,143			$34,075,792			$32,577,005
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$3,810,321	$332	0.04%	$3,628,458	$356	0.04%	$2,868,840	$1,800	0.25%
Interest-bearing demand	5,713,270	1,178	0.08%	5,739,983	1,215	0.08%	5,307,230	8,755	0.66%
Money market	6,875,730	1,059	0.06%	6,539,583	1,121	0.07%	6,538,658	10,806	0.66%
Network transaction deposits	1,080,109	327	0.12%	1,265,748	468	0.15%	1,434,128	4,601	1.29%
Time deposits	1,658,568	3,014	0.74%	1,888,074	4,602	0.97%	2,636,231	10,703	1.63%
Total interest-bearing deposits	19,137,998	5,909	0.13%	19,061,847	7,762	0.16%	18,785,088	36,666	0.79%
Federal funds purchased and securities sold under agreements to repurchase	136,144	26	0.08%	164,091	32	0.08%	194,406	368	0.76%
Commercial Paper	42,774	6	0.05%	40,128	5	0.05%	34,282	25	0.29%
PPPLF	—	—	—%	464,119	410	0.35%	—	—	—%
Other short-term funding	—	—	—%	—	—	—%	16,997	11	0.25%
FHLB advances	1,631,895	9,493	2.36%	1,660,274	9,888	2.37%	3,231,999	17,626	2.19%
Long-term funding	549,585	5,585	4.07%	549,307	5,585	4.07%	549,465	5,607	4.08%
Total short and long-term funding	2,360,397	15,109	2.58%	2,877,919	15,920	2.20%	4,027,149	23,637	2.36%
Total interest-bearing liabilities	21,498,395	$21,018	0.40%	21,939,766	$23,682	0.43%	22,812,237	$60,303	1.06%
Noninterest-bearing demand deposits	7,666,561			7,677,003			5,506,861
Other liabilities	415,195			405,430			416,107
Stockholders’ equity	4,103,991			4,053,593			3,841,800
Total liabilities and stockholders’ equity	$33,684,143			$34,075,792			$32,577,005
Interest rate spread			2.27%			2.37%			2.61%
Net free funds			0.12%			0.12%			0.23%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$179,976	2.39%		$191,923	2.49%		$207,026	2.84%
Fully tax-equivalent adjustment		4,074			3,930			4,084
Net interest income		$175,902			$187,993			$202,942
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Mar 31, 2021	Dec 31, 2020	Seql Qtr % Change	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Comp Qtr % Change
PPP Loans	$836,566	$767,757	9%	$1,022,217	$1,012,033	$—	N/M
Commercial and industrial	7,664,501	7,701,422	—%	7,933,404	7,968,709	8,517,974	(10)%
Commercial real estate—owner occupied	883,237	900,912	(2)%	904,997	914,385	940,687	(6)%
Commercial and business lending	9,384,303	9,370,091	—%	9,860,618	9,895,127	9,458,661	(1)%
Commercial real estate—investor	4,260,706	4,342,584	(2)%	4,320,926	4,174,125	4,038,036	6%
Real estate construction	1,882,299	1,840,417	2%	1,859,609	1,708,189	1,544,858	22%
Commercial real estate lending	6,143,004	6,183,001	(1)%	6,180,536	5,882,314	5,582,894	10%
Total commercial	15,527,307	15,553,091	—%	16,041,154	15,777,441	15,041,555	3%
Residential mortgage	7,685,218	7,878,324	(2)%	7,885,523	7,933,518	8,132,417	(5)%
Home equity	651,647	707,255	(8)%	761,593	795,671	844,901	(23)%
Other consumer	298,156	313,054	(5)%	315,483	326,040	346,761	(14)%
Total consumer	8,635,020	8,898,632	(3)%	8,962,599	9,055,230	9,324,079	(7)%
Total loans	$24,162,328	$24,451,724	(1)%	$25,003,753	$24,832,671	$24,365,633	(1)%

Period end deposit and customer funding composition	Mar 31, 2021	Dec 31, 2020	Seql Qtr % Change	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Comp Qtr % Change
Noninterest-bearing demand	$8,496,194	$7,661,728	11%	$7,489,048	$7,573,942	$6,107,386	39%
Savings	4,032,830	3,650,085	10%	3,529,423	3,394,930	3,033,039	33%
Interest-bearing demand	5,748,353	6,090,869	(6)%	5,979,449	5,847,349	6,170,071	(7)%
Money market	7,838,437	7,322,769	7%	7,687,775	7,486,319	7,717,739	2%
Brokered CDs	—	—	N/M	—	4,225	65,000	(100)%
Other time	1,561,352	1,757,030	(11)%	2,026,852	2,244,680	2,568,345	(39)%
Total deposits	27,677,166	26,482,481	5%	26,712,547	26,551,444	25,661,580	8%
Customer funding(a)	182,228	245,247	(26)%	198,741	178,398	142,174	28%
Total deposits and customer funding	$27,859,394	$26,727,727	4%	$26,911,289	$26,729,842	$25,803,754	8%
Network transaction deposits(b)	$1,054,634	$1,197,093	(12)%	$1,390,778	$1,496,958	$1,731,996	(39)%
Net deposits and customer funding (Total deposits and customer funding, excluding Brokered CDs and network transaction deposits)	$26,804,761	$25,530,634	5%	$25,520,511	$25,228,660	$24,006,758	12%
Quarter average loan composition	Mar 31, 2021	Dec 31, 2020	Seql Qtr % Change	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Comp Qtr % Change
PPP Loans	$806,699	$929,859	(13)%	$1,019,808	$848,761	$—	N/M
Commercial and industrial	7,631,274	7,609,185	—%	7,844,209	8,263,270	7,455,528	2%
Commercial real estate—owner occupied	906,027	904,565	—%	906,874	929,640	924,585	(2)%
Commercial and business lending	9,344,000	9,443,609	(1)%	9,770,891	10,041,671	8,380,113	12%
Commercial real estate—investor	4,303,365	4,289,703	—%	4,255,473	4,113,895	3,857,277	12%
Real estate construction	1,867,836	1,867,919	—%	1,776,835	1,606,367	1,472,292	27%
Commercial real estate lending	6,171,202	6,157,622	—%	6,032,308	5,720,262	5,329,568	16%
Total commercial	15,515,202	15,601,230	(1)%	15,803,199	15,761,933	13,709,681	13%
Residential mortgage	7,962,691	8,029,585	(1)%	8,058,283	8,271,757	8,404,351	(5)%
Home equity	680,738	736,059	(8)%	780,202	819,680	845,422	(19)%
Other consumer	304,718	314,963	(3)%	321,387	337,436	349,164	(13)%
Total consumer	8,948,147	9,080,607	(1)%	9,159,872	9,428,873	9,598,937	(7)%
Total loans(c)	$24,463,349	$24,681,837	(1)%	$24,963,071	$25,190,806	$23,308,618	5%

Quarter average deposit composition	Mar 31, 2021	Dec 31, 2020	Seql Qtr % Change	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Comp Qtr % Change
Noninterest-bearing demand	$7,666,561	$7,677,003	—%	$7,412,186	$6,926,401	$5,506,861	39%
Savings	3,810,321	3,628,458	5%	3,462,942	3,260,040	2,868,840	33%
Interest-bearing demand	5,713,270	5,739,983	—%	5,835,597	5,445,267	5,307,230	8%
Money market	6,875,730	6,539,583	5%	6,464,784	6,496,841	6,538,658	5%
Network transaction deposits	1,080,109	1,265,748	(15)%	1,528,199	1,544,737	1,434,128	(25)%
Time deposits	1,658,568	1,888,074	(12)%	2,135,870	2,469,899	2,636,231	(37)%
Total deposits	$26,804,559	$26,738,850	—%	$26,839,578	$26,143,186	$24,291,949	10%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Includes repurchase agreements and commercial paper.
(b)Included above in interest-bearing demand and money market.
(c)Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions, except per share data)	1Q21	4Q20	3Q20	2Q20	1Q20
Tangible common equity reconciliation(a)
Common equity	$3,774	$3,737	$3,692	$3,671	$3,534
Goodwill and other intangible assets, net	(1,170)	(1,178)	(1,178)	(1,181)	(1,284)
Tangible common equity	$2,605	$2,560	$2,513	$2,490	$2,250
Tangible assets reconciliation(a)
Total assets	$34,575	$33,420	$34,699	$35,501	$33,908
Goodwill and other intangible assets, net	(1,170)	(1,178)	(1,178)	(1,181)	(1,284)
Tangible assets	$33,406	$32,242	$33,520	$34,321	$32,624
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity	$3,750	$3,700	$3,681	$3,566	$3,585
Goodwill and other intangible assets, net	(1,175)	(1,178)	(1,180)	(1,281)	(1,272)
Tangible common equity	2,576	2,522	2,501	2,285	2,313
Modified CECL transitional amount	116	123	120	115	101
Accumulated other comprehensive loss (income)	(5)	(4)	(4)	8	10
Deferred tax assets (liabilities), net	41	42	42	45	47
Average common equity tier 1	$2,727	$2,683	$2,660	$2,453	$2,471
Average tangible assets reconciliation(a)
Total assets	$33,684	$34,076	$35,550	$34,846	$32,577
Goodwill and other intangible assets, net	(1,175)	(1,178)	(1,180)	(1,281)	(1,272)
Tangible assets	$32,510	$32,898	$34,371	$33,565	$31,305
Selected trend information(b)
Wealth management fees	22	22	21	21	21
Service charges and deposit account fees	15	15	14	11	15
Card-based fees	10	10	10	9	10
Other fee-based revenue	5	5	5	5	4
Fee-based revenue	52	52	51	46	50
Other	44	33	25	208	48
Total noninterest income	$95	$86	$76	$254	$98
Pre-tax pre-provision income(c)
Income before income taxes	$119	$84	$(13)	$200	$56
Provision for credit losses	(23)	17	43	61	53
Pre-tax pre-provision income	$96	$101	$30	$261	$109
Selected equity and performance ratios(a)(d)
Tangible common equity / tangible assets	7.80%	7.94%	7.50%	7.25%	6.90%
Return on average equity	9.32%	6.58%	4.46%	15.55%	4.80%
Return on average tangible common equity	14.03%	9.75%	6.36%	25.45%	7.31%
Return on average common equity Tier 1	13.25%	9.16%	5.98%	23.71%	6.84%
Return on average tangible assets	1.18%	0.81%	0.52%	1.78%	0.59%
Efficiency ratio reconciliation(e)
Federal Reserve efficiency ratio	65.74%	59.68%	85.41%	43.49%	70.37%
Fully tax-equivalent adjustment	(0.97)%	(0.84)%	(1.29)%	(0.39)%	(0.96)%
Other intangible amortization	(0.82)%	(0.82)%	(0.87)%	(0.65)%	(0.95)%
Fully tax-equivalent efficiency ratio	63.96%	58.02%	83.25%	42.46%	68.47%
Acquisition related costs adjustment	(0.01)%	—%	(0.08)%	(0.12)%	(0.58)%
Provision for unfunded commitments adjustment	(1.09)%	3.42%	2.87%	(1.91)%	(5.18)%
Asset gains (losses), net adjustment	1.12%	(0.30)%	(0.11)%	22.10%	(0.02)%
Branch Sales	0.24%	1.68%	—%	—%	—%
3Q 2020 Initiatives	—%	—%	(22.90)%	—%	—%
Adjusted efficiency ratio	64.21%	62.83%	63.02%	62.53%	62.70%
Numbers may not sum due to rounding.
(a)The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.
(b)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(c)Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.
(d)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.
(e)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs, and 3Q 2020 initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, acquisition related costs, asset gains (losses), net, and gain on sale of branches. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, asset gains (losses), net, branch sales, and 3Q 2020 initiatives.